S-1/A 3 rcat1223forms1a2exh23_2.htm CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (FAT SHARK HOLDINGS, LTD.)

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts”, and the inclusion of our report dated December 2, 2020, for the years ended and as of December 31, 2018 and 2019, related to the financial statements of Fat Shark Ltd., included in the Registration Statement on Form S-1/A (Amendment No. 2) of Red Cat Holdings, Inc., SEC File No. 333-249776 filed on or about December 29, 2020.

/s/ BF Borgers CPA PC

BR Borgers CPA PC

Lakewood, CO

December 29, 2020